SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549



                                 FORM 8-K


           Current Report Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) July 25, 1995 (July 24, 1995)

                         BIG O TIRES, INC.
          (Exact name of registrant as specified in its charter)

          Nevada              1-8833              87-0392481
     (State or other juris-        (Commission         (I.R.S. Employer
     diction of incorporation)     File No.)      Identification No.)



     11755 East Peakview Avenue, Englewood, Colorado        80111
          (Address of principal executive offices)               (Zip Code)


     Registrant's telephone number including area code:  (303)  790-2800





                                                     7 Total Pages

Item 5.   Other Events.

On July 24, 1995, the Company entered into an Agreement and Plan of Merger ("Merger Agreement") with BOTI Holdings, Inc. and BOTI Acquisition Corp.
The Merger Agreement provides that BOTI
Holdings, Inc., through its subsidiary, BOTI Acquisition Corp., will acquire the Company in a merger in which the Company's shareholders will receive a cash price of $16.50 per share. The merger is subject to the approval of the Company's stockholders. Among other conditions, the consummation of the merger also is subject to the receipt of fairness opinions, the acquiring corporation obtaining satisfactory financing, the participation in the acquiring corporation of the holders of 80% of the Company's shares of Common Stock held by the Company's ESOP, and the participation in the acquiring corporation of the Company's franchisees owning at least 85% of the Company's franchised tire stores.

On July 24, 1995, prior to executing the Merger Agreement, the Company also amended the Rights Agreement dated August 26, 1994 between the Company and Interwest Co., Inc., to specifically exclude from the definition of an "Acquiring Person", BOTI Holdings, Inc., BOTI Acquisition Corp., an entity to be formed directly or indirectly by persons who are currently franchisees of the Company, any other person who may be deemed to be the beneficial owner of the Company's Common Stock because of the execution and delivery of the Merger Agreement and any group consisting of two or more of the foregoing, so long as such persons are not the beneficial owners of any capital stock of the Company other than (a) pursuant to the Merger Agreement, (b) Common Stock owned or subject to stock options held by such persons prior to the date of the Merger Agreement,(c) Common Stock acquired by any of such persons from any other of such persons, (d) Common Stock or other securities acquired by such persons in transactions or types of transactions that are approved in advance by the Investment Committee of the Board of Directors of the Company and
(e) Common Stock other than as described above not exceeding 1% of the shares of Common Stock then outstanding; and any other person that beneficially owns Common Stock as of July 24, 1995 but does not thereafter become the beneficial owner of any additional Common Stock not exceeding 1% of the shares of Common Stock then outstanding. The Rights Agreement was filed as
Exhibit 1 to the Company's Form 8-A dated September 2, 1994.



Item 7.     Financial Statements and Exhibits.

(10.1)    Agreement and Plan of Merger dated July 24, 1995, between BOTI
Holdings, Inc., a Nevada corporation, BOTI Acquisition Corp., a Nevada corporation and a wholly owned subsidiary of BOTI Holdings, Inc., and Big O Tires, Inc.

(10.2)     Amendment to Rights Agreement dated as of July 24, 1995, is between Big O Tires, Inc., a Nevada corporation, and Interwest Co., Inc., a Utah corporation, as the Rights Agent.



                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

Date:  July 25, 1995


                                   BIG O TIRES, INC.


                                   By:     /s/ Philip J. Teigen
                                       General Counsel and Secretary